                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Citizens Bancshares, Inc. of our report dated January 19, 1998, which appears on page S-27 of Mid Am, Inc.'s 1997 Annual Report Supplement to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

                                                     PricewaterhouseCoopers LLP

Memphis, Tennessee
August 5, 1998

                                                  /s/ PRICEWATERHOUSECOOPERS LLP
                                                  ------------------------------